UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2008

NEXGEN PETROLEUM CORP.
(Formerly Blackrock Petroleum Corp.)
(Exact name of registrant as specified in its charter)

Commission File Number 333-137460

Nevada	26-2410685
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2820 W. Charleston Blvd., Suite 22
Las Vegas, NV 89102
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (866) 446-1869

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On August 29, 2008 the Company issued 1,198,000 shares (each a “Share”) to 8 individuals due to the closing of the Company’s private placement at $0.50 per Share for total gross proceeds of $599,000. The Company believes that the issuance is exempt from registration under Regulation S promulgated under the Act as the securities were issued to the individuals through an offshore transaction which was negotiated and consummated outside of the United States.

In addition, on August 29, 2008, the Company issued 215,000 shares (each a “Share”) to 14 individuals due to the closing of the Company’s private placement at $1.00 per Share for total gross proceeds of $215,000. The Company believes that the issuance is exempt from registration under Regulation S promulgated under the Act as the securities were issued to the individuals through an offshore transaction which was negotiated and consummated outside of the United States.

In relation to the closing of the Company’s private placement offering at $1.00 per Share entered into with the offshore investors, the Company paid a cash finder’s fee in the amount of $21,500 to an individual in Singapore.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2008

NEXGEN PETROLEUM CORP.

By:	/s/ Hsien Loong Wong
Name:	Hsien Loong Wong
Title:	President and a Director